Exhibit 1.2

PRICING AGREEMENT

July 10, 2023

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 7th Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated July 10, 2023 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as supplemented by the Thirty-Eighth Supplemental Indenture, to be dated as of July 12, 2023, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name:	John Hall
Title:	Executive Vice President and Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

BARCLAYS CAPITAL INC.

By:	/s/ Radhika P. Gupte
Name:	Radhika P. Gupte
Title:	Managing Director

[Signature Page to Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

[Signature Page to Pricing Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Thomas Healy
Name:	Thomas Healy
Title:	Managing Director

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Victoria Franco
Name:	Victoria Franco
Title:	Vice President

[Signature Page to Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 5.375% Senior Notes due 2033 to be Purchased
Barclays Capital Inc.	$145,000,000
Citigroup Global Markets Inc.	$145,000,000
Goldman Sachs & Co. LLC	$145,000,000
Morgan Stanley & Co. LLC	$145,000,000
Wells Fargo Securities, LLC	$145,000,000
BNP Paribas Securities Corp.	$22,500,000
BofA Securities, Inc.	$22,500,000
Credit Suisse Securities (USA) LLC	$22,500,000
Deutsche Bank Securities Inc.	$22,500,000
HSBC Securities (USA) Inc.	$22,500,000
J.P. Morgan Securities LLC	$22,500,000
Mizuho Securities USA LLC	$16,000,000
Scotia Capital (USA) Inc.	$16,000,000
SG Americas Securities, LLC	$16,000,000
SMBC Nikko Securities America, Inc.	$16,000,000
U.S. Bancorp Investments, Inc.	$16,000,000
Santander US Capital Markets LLC	$15,000,000
TD Securities (USA) LLC	$15,000,000
Bancroft Capital, LLC	$10,000,000
C.L. King & Associates, Inc.	$10,000,000
Cabrera Capital Markets LLC	$10,000,000

Total	$1,000,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

July 10, 2023

Relating to

Preliminary Prospectus Supplement dated July 10, 2023 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

$1,000,000,000 5.375% Senior Notes due 2033

Final Term Sheet

July 10, 2023

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated July 10, 2023 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	5.375% Senior Notes due 2033

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.396% of principal amount, plus accrued interest, if any, from July 12, 2023

Gross Underwriting Discount:	0.450%

Proceeds to Issuer Before Expenses:	$989,460,000

Maturity Date:	July 15, 2033

Trade Date:	July 10, 2023

Settlement Date:	July 12, 2023 (T+2)

Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, beginning on January 15, 2024

Coupon:	5.375%

Benchmark Treasury:	UST 3.375% due May 15, 2033

Spread to Benchmark Treasury:	UST + 145 bps

Benchmark Treasury Price / Yield:	94-29+ / 4.004%

Yield to Maturity:	5.454%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:	April 15, 2033

Make-Whole Call:	UST + 25 bps

CUSIP:	59156RCE6

ISIN:	US59156RCE62

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC

Co-Managers:	Mizuho Securities USA LLC
Santander US Capital Markets LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Bancroft Capital, LLC C.L. King & Associates, Inc. Cabrera Capital Markets LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at +1 (888) 603-5847, Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Goldman Sachs & Co. LLC toll-free at +1 (866) 471-2526, Morgan Stanley & Co. LLC toll-free at +1 (866) 718-1649 or Wells Fargo Securities, LLC toll-free at +1 (800) 645-3751.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 5.375% Senior Notes due 2033: 98.946% of the principal amount thereof

Closing Date: July 12, 2023

Addresses for Notices, etc. to the Representatives:

c/o Barclays Capital Inc.

745 7th Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202